SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

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[ ] Definitive Information Statement

ZALDIVA, INC.

(Name of Registrant as Specified in its Charter)

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[ ] Fee paid previously with preliminary materials.

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Contact Person:

Branden T. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

ZALDIVA, INC.

331 East Commercial Boulevard

Ft. Lauderdale, Florida  33334

(954) 938-4133

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of Zaldiva, Inc., a Florida corporation (the “Company,“ “Zaldiva,” “we,” “our” or “us” or words or similar import) regarding a resolution to file with the Florida Department of State Articles of Amendment increasing our authorized shares of common stock from fifty million (50,000,000) shares having a par value of on mill ($0.001) per share to two billion (2,000,000,000) shares and retaining the par value of $0.001 per share (the “Resolution”). A copy of the Articles of Amendment is attached as Appendix “A” hereto.  The Resolution was adopted effective as of July 1, 2010, by our entire Board of Directors and certain Company stockholders who collectively own approximately 51% of our outstanding voting securities (the “Majority Stockholders”) in accordance with applicable provisions of the Florida Statutes.  The names and number of shares held by the Majority Stockholders are as follows:

Name	No. of Shares Beneficially Owned	Percentage of Outstanding Shares
Nicole Leigh	601,429	4.99%
Robert B. Lees	500,000	4.15%
John A. Palmer, Jr.	607,000	5.03%
Biosystic Systems, Inc.	510,983	4.24%
The Human Cash Register, Inc.	634,000	5.26%
Jeffrey A. Olweean	775,792	6.43%
Simon Maitre St. Cyr	371,667	3.08%
Irina and Mikhail Kliot	480,390	3.98%
Rosemeire Tosta Olweean	309,500	2.57%
Joshua S. Galitzer, Trustee of the Harry A. Finkelstein Trust	300,000	2.49%
Evan Rion	284,630	2.36%
Anna L. Huguenin and Angela M. Hager	158,000	1.31%
Russell L. Pollack	154,000	1.28%
Dr. Jan Arnett	140,000	1.16%
Arthur M. McClelland, Jr.	125,000	1.04%
Phyllis Kay Payne	101,500	0.84%
Mary Duncan Gimelli	101,100	0.84%
Totals	6,154,491	51.03%

During the second and third quarters of its 2010 fiscal year, the Company has raised operating capital through the sale of its common stock and debt securities that are convertible into shares of its common stock.  As a result of the current difficult climate in the retail industry, management believes that the Company may be required to raise additional operating capital through the sale of common stock and/or debt securities that are convertible into common stock.  There are currently 12,059,999 issued and outstanding shares of the Company’s common stock, with 50,000,000 such shares authorized.  Our Board of Directors and the Majority Stockholders believe that the increase in the number of authorized shares of common stock is in the best interests of the Company in that it will provide the Company with available shares for various corporate purposes, including the sale of common stock and securities convertible into common stock, as well as acquisitions, stock dividends and options.  Our Board of Directors believes that it may be necessary to seek additional debt and/or equity financing in the remainder of the Company’s 2010 fiscal year, although we have not entered into any definitive discussions with any third parties in this regard.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval

Section 607.1003 of the Florida Statutes permits a Florida corporation to amend its articles of incorporation by approval of its Board of Directors and a majority of the votes entitled to be cast on the amendment.  Pursuant to Section 607.0725 of the Florida Statutes, stockholder approval of an action may be made by the approval of a majority of the votes in attendance at a meeting at which a quorum (constituting a majority of the votes entitled to be cast on the matter) is present.  Section 607.0704 of the Florida Statutes permits any action that is required to be taken at a meeting of stockholders to be taken without a meeting, without prior notice and without a vote if the action is taken by stockholders having not less than the minimum number of voting shares that would be necessary to take such action at a meeting of stockholders. Likewise, Section 2.11 of the Company’s Bylaws authorizes any action required to be taken at a meeting of stockholders to be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of the stockholders entitled to vote on such action.  Under Section 2.09 of our Bylaws, each outstanding share of our common stock is entitled to one vote on each matter submitted to a vote of stockholders.  Under the terms of our Articles of Incorporation, as amended, our preferred stockholders have no voting rights with respect to the amendment of our Articles of Incorporation to increase the number of authorized shares of our common stock.  The Resolution was adopted by our Board of Directors and by the Majority Stockholders in accordance with Section 607.0704 of the Florida Statutes and Section 2.11 of our Bylaws. See the caption “Voting Securities and Principal Holders Thereof” herein.

The Majority Stockholders, who have consented in writing to approve the Resolution, collectively own approximately 51.0% of our issued and outstanding common stock, and the Company has no outstanding voting securities aside from its common stock.  Accordingly, no additional votes are required or necessary to adopt the Resolution, and none are being solicited hereunder.  There are no voting agreements or other arrangements among the Majority Stockholders with respect to the Resolution or with respect to any other matter.

Effective Date of Actions

Section 607.0704 of the Florida Statutes requires that a Florida corporation give to the non-consenting stockholders notice of any matter that has been adopted by the stockholders without a meeting. Pursuant to Reg. Sections 240.14c-2(d) and 240.14a-16(b) of the Securities and Exchange Commission (the “Commission”), these actions will not be effective until 40 calendar days after the mailing date of the Company’s Notice of Internet Availability of Information Statement, as discussed immediately below.

Important Notice of Internet Availability of Information Statement and Related Materials

As permitted by the federal securities laws, Zaldiva is making this Information Statement available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder. On or about July 13, 2010, we intend to mail to our stockholders (other than those who request electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access this Information Statement. This Information Statement is available for viewing on the Internet at: http://www.zaldiva.com.

If you received a Notice by mail, you will not receive a printed copy of this Information Statement by mail unless you request printed materials. If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

The Resolution is outlined below and will become effective on a date that is at least 40 days from the mailing of the Notice of Internet Availability to our stockholders, which effective date is anticipated to be August 23, 2010.  The Resolution is the only matter covered by this Information Statement.

DISSENTERS’ RIGHTS OF APPRAISAL

The Florida Statutes do not provide any dissenters’ rights with respect to the Resolution. Therefore, no dissenters’ rights of appraisal will be given in connection therewith.

THE RESOLUTION

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 50,000,000 SHARES TO 2,000,000,000 SHARES

Our Board of Directors and the Majority Stockholders have adopted a resolution to amend the Company’s Articles of Incorporation to increase our authorized common stock from 50,000,000 shares to 2,000,000,000 shares, while retaining the par value of our common stock at one mill ($0.001) per share (the “Resolution”).  The Resolution does not involve any change to the number of authorized shares of our preferred stock or the rights and preferences of our preferred stock. The Resolution will take effect upon the filing of Articles of Amendment with the Florida Department of State.  The Company will make this filing as soon as practicable, but no earlier than 40 days after the mailing date of the Notice of Internet Availability. A copy of the Articles of Amendment is attached as Appendix “A” hereto.

The increase in the Company’s authorized shares of common stock may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in the Company.  Our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a change in control of Zaldiva and may make it substantially more difficult for third parties to gain control of Zaldiva through a tender offer, proxy contest, merger or other transaction.  The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders. Despite these potential anti-takeover effects, however, the Board of Directors and the Majority Stockholders believe that the financial flexibility afforded by an increase in our authorized common shares outweighs any potential disadvantages.  The Board of Directors and the Majority Stockholders have adopted the Resolution with a view to such flexibility, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors are not aware of any proposed attempt to acquire a controlling interest in Zaldiva, and we have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

The Company’s issuance of any additional shares of common stock may dilute both the equity interests and the earnings per share of our existing common stockholders.  Such dilution may be substantial, depending on the number of shares issued.  The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The amendment of our Articles of Incorporation to effectuate the Resolution will not have any material effect on the Company’s business operations or reporting requirements with the Securities and Exchange Commission, other than the requirement that we file a Current Report on Form 8-K with respect to such amendment.  Our stockholders do not need to take any action with respect to the Resolution.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the above-referenced items that is not shared by all stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Zaldiva’s current authorized common stock consists of 50,000,000 shares with a par value of one mill ($0.001) per share.  Each outstanding share of common stock is entitled to one vote of each matter submitted to a vote of stockholders.  Pursuant to Section 607.0725 of the Florida Statutes, the attendance, in person or by proxy, of a majority of the total voting power of our outstanding shares shall constitute a quorum at any meeting of stockholders.  If a quorum is present, Section 607.0725 also provides that the affirmative vote of a majority of the voting power represented at a meeting shall constitute action by the stockholders.  Our common stockholders do not have any pre-emptive rights to acquire unissued shares and they are not entitled to vote cumulatively in elections of our directors.

The securities that would have been entitled to vote if a vote on the above items was required to have been held consist of shares of our common stock.  Each share of our common stock is entitled to one vote.  At the time of the effective date of the written consent of the Majority Stockholders, or July 1, 2010, there were 12,059,999 shares of our common stock outstanding.  All stockholders of record as of July 6, 2010, will be provided with the Notice of Internet Availability of Information Statement or a copy of the Information Statement, as applicable.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this Information Statement:

FIVE PERCENT STOCKHOLDERS

Name and Address of

Stockholder

Common Stock         Percentage

Jeffrey A. Olweean

8,359,125(1)

42.55%(1)

3850 Galt Ocean Dr., #706

Ft. Lauderdale, FL  33308

The Human Cash Register, Inc. (2)

634,000

5.26%

2805 E. Oakland Park Blvd., #376

Ft. Lauderdale, FL  33306

John A. Palmer, Jr.

707,000(3)

5.81%(3)

331 East Commercial Boulevard
Ft. Lauderdale, FL  33334

Nicole Leigh

2,351,429(4)

       17.03%(4)

331 East Commercial Boulevard
Ft. Lauderdale, FL  33334

Biosystic Systems, Inc. (5)

1,010,983 (6)

8.05% (6)

2805 E. Oakland Park Blvd., #376

Ft. Lauderdale, FL  33306

(1)  This figure includes: (i) 7,083,333 shares of common stock that are issuable upon conversion of 425,000 shares of the Company’s Series A 4% Convertible Preferred Stock, based upon the recent closing bid prices of the Company’s common stock on the OTC Bulletin Board; and (ii) 500,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”.

(2)  Evan Rion is the natural person who exercises voting and dispositive rights over the shares that are owned by The Human Cash Register, Inc.

(3)  This figure includes 100,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”

(4)  This figure includes:  (i) 1,250,000 shares of common stock that are issuable upon conversion of 50,000 shares of the Company’s Series A 4% Convertible Preferred Stock, based upon the recent closing bid prices of the Company’s common stock on the OTC Bulletin Board; and (ii) 500,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”.

(5)  Vince Pilletteri has voting and dispositive control over the shares that are beneficially owned by Biosystic Systems, Inc.

(6)  This figure includes 500,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”.

DIRECTORS AND EXECUTIVE OFFICERS

Name and Title

Common Stock         Percentage

Nicole Leigh

2,351,429(1)

17.03%(1)

331 East Commercial Boulevard
Ft. Lauderdale, FL  33334

Robert B. Lees

  600,000(2)

4.93%(2)

331 East Commercial Boulevard
Ft. Lauderdale, FL  33334

John A. Palmer, Jr.

707,000(3)

      5.81%(3)

331 East Commercial Boulevard
Ft. Lauderdale, FL  33334

Jeremy van Coller

100,000 (4)

0.82%(4)

331 East Commercial Boulevard
Ft. Lauderdale, FL  33334

(1)  This figure includes:  (i) 1,250,000 shares of common stock that are issuable upon conversion of 50,000 shares of the Company’s Series A 4% Convertible Preferred Stock, based upon the recent closing bid prices of the Company’s common stock on the OTC Bulletin Board; and (ii) 500,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”

(2)  This figure includes 100,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”

(3)   This figure includes 100,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”

(4)   This figure includes 100,000 shares of common stock that may be issued upon exercise of options having an exercise price of $0.25, and which may currently be deemed to be “out-of-the-money.”

Unless otherwise noted above, Zaldiva believes that all persons named in the tables have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE RESOLUTION TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON SHARES FROM 50,000,000 TO 2,000,000,000 AS OUTLINED ABOVE.  THE MAJORITY STOCKHOLDERS OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE MATTERS UNDER THE FLORIDA STATUTES, AND THEY HAVE DONE SO.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

     BY ORDER OF THE BOARD OF DIRECTORS

July 2, 2010

           NICOLE LEIGH, PRESIDENT

APPENDIX “A”

Articles of Amendment

to

Articles of Incorporation

of

Zaldiva, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P97000069478

(Document Number of Corporation (if known))

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.  If amending name, enter the new name of the corporation:

N/A  The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc..” or “Co.,” or the designation “Corp,” “Inc,” or “Co”.  A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.  Enter new principal office address, if applicable:

_N/A______________________

(Principal office address MUST BE A STREET ADDRESS)

___________________________

C.  Enter new mailing address, if applicable:

 N/A

(Mailing address MAY BE A POST OFFICE BOX

___________________________

D.  If amending the registered agent and/or the registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

N/A

New Registered Office Address:

N/A

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent.  I am familiar with and accept the obligations of the position.

N/A

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title

Name

Address

Type of Action

N/A

N/A

N/A

N/A

E.  If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary).  (Be specific)

ARTICLE III

Capitalization:  (a)  The Corporation shall have the authority to issue 2,000,000,000 shares of common voting stock having a per value of one mill ($0.001) per share.

[THE REMAINDER OF ARTICLE III IS NOT BEING AMENDED HEREBY.  THESE ARTICLES OF AMENDMENT SHALL HAVE NO EFFECT WHATSOEVER ON ARTICLE III(b)]

F.  If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption:  July 1, 2010

(date of adoption is required)

Effective date if applicable:  Upon filing with Florida Department of State

Adoption of Amendment(s)

(CHECK ONE)

[X]  The amendment(s) was/were adopted by the shareholders.  The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[  ]  The amendment(s) was/were approved by the shareholders through voting groups.  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ________________.”

      (voting group)

[  ]  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[  ]  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated:  ____________

Signature:  __________________

   (By a director, president or other officer – if directors or officers have not been

     selected, by an incorporator – if in the hands of a receiver, trustee, or other court          appointed fiduciary by that fiduciary)

Nicole Leigh

(Typed or printed name of person signing)

President

(Title of person signing)

Zaldiva, Inc.

Important Notice

Regarding the Availability of Information Statement

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Zaldiva, Inc., a Florida corporation (the “Company”), has elected to provide Internet access to its information statement rather than mailing paper copies.  This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete information statement that is available to you on the Internet. We encourage you to access and review all of the important information contained in these materials.

How to Access the Information Statement

The information statement is available online at:

www.zaldiva.com

If you want to receive a paper or e-mail copy of this document, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before August 9, 2010, to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THESE MATERIALS:

1.

Call Zaldiva at (954) 938-4133

2.

Visit our website at www.zaldiva.com.

3.

Send us an email at nicole@zaldiva.com.  Please clearly state name and address or email address to which the material should be sent.

Effective as of July 1, 2010, certain stockholders who collectively beneficially own 6,154,491 shares, or approximately 51.0% of Zaldiva’s outstanding shares of common stock (the “Majority Stockholders”), resolved to file with the Florida Department of State Articles of Amendment increasing the Company’s authorized common stock from 50,000,000 shares to 2,000,000,000 shares, while retaining the par value at one mill ($0.001) per share (the “Resolution”). The Company expects to file the Articles of Amendment with the Florida Department of State on or after August 23, 2010.

The Majority Stockholders own in excess of the required number of our outstanding voting securities to adopt the Resolution under Florida law, and have done so. No further consents, votes or proxies are needed and none are being requested.